                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement               [ ]  Confidential, for Use of the Commission
                                                    Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                            LNR PROPERTY CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                                   (LNR LOGO)

 Seven Hundred Sixty N.W. 107th Avenue, Miami, Florida 33172 - - (305) 485-2000

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                                 APRIL 14, 1999

TO THE STOCKHOLDERS OF LNR PROPERTY CORPORATION:

     Notice is hereby given that the Annual Meeting of the stockholders of LNR Property Corporation will be held at the Doral Park Golf and Country Club, 5001 N.W. 104th Avenue, Miami, Florida, on Wednesday, April 14, 1999, at 11:00 o'clock a.m. (Eastern Daylight Savings Time) for the following purposes:

          1. To elect directors to serve until the next Annual Meeting of Stockholders.

          2. To transact such other business as may properly come before the meeting.

     Only stockholders of record as of the close of business on February 17, 1999 will be entitled to notice of or to vote at the meeting or any adjournment of the meeting. The Company's transfer books will not be closed.

     If you do not intend to be present at the meeting, please sign and return the enclosed Proxy. If you attend and vote in person, the Proxy will not be used.

                                          By Order of the Board of Directors

                                          MICHELLE R. SIMON
                                            Secretary

Dated: March 16, 1999

                                PROXY STATEMENT

                      SOLICITATION AND REVOCATION OF PROXY

     The accompanying Proxy is solicited by the management of LNR Property Corporation (the "Company" or "LNR"). All shares represented by proxies will be voted in the manner designated; or if no designation is made, they will be voted for the election of directors. Shares represented by proxies which instruct the proxyholders to abstain (or which are marked by brokers to show that specified numbers of shares are not to be voted) with regard to particular matters will not be voted (or will not be voted as to the specified numbers of shares) with regard to those matters. THIS PROXY STATEMENT AND THE ACCOMPANYING FORM OF PROXY ARE BEING MAILED ON OR ABOUT MARCH 16, 1999 TO ALL STOCKHOLDERS OF RECORD ON FEBRUARY 17, 1999. Any stockholder giving a proxy has the power to revoke it at any time before it is voted by delivery of a written instrument of revocation to the office of the Company, Seven Hundred Sixty N.W. 107th Avenue, Miami, Florida 33172, or in open meeting, without, however, affecting any vote previously taken. The presence of a stockholder at the meeting will not operate to revoke a proxy, but the casting of a ballot by a stockholder who is present at the meeting will revoke a proxy as to the matter on which the ballot is cast.

COST AND METHOD OF SOLICITATION

     The Company will bear the cost of soliciting proxies. Proxies are being solicited by mail and, in addition, directors, officers and employees of the Company may solicit proxies personally or by telephone. The Company will reimburse custodians, brokerage houses, nominees and other fiduciaries for the cost of sending proxy materials to their principals.

VOTING RIGHTS AND PROXIES

     Only stockholders of record as of the close of business on February 17, 1999 will be entitled to vote at the meeting. The only outstanding voting securities of the Company on that date were 24,906,193 shares of Common Stock and 10,748,133 shares of Class B Common Stock. Each outstanding share of Common Stock is entitled to one vote. Each outstanding share of Class B Common Stock is entitled to ten votes.

     Stock may be voted in person or by proxy appointed by a writing signed by a stockholder. Any message sent to the Company prior to the time for voting which appears to have been transmitted by a stockholder, or any reproduction of a proxy, will be deemed sufficient. No proxy will be revoked by the death or incapacity of the maker, unless written notice of such death or incapacity is given to the Company by the fiduciary having control of the shares represented by the proxy.

PRINCIPAL STOCKHOLDERS

     The following persons are known by the Company to have owned beneficially more than 5% of any class of the Company's voting securities as of February 17, 1999:

                                       NAME AND ADDRESS OF             AMOUNT AND NATURE OF     PERCENT OF
        TITLE OF CLASS                   BENEFICIAL OWNER              BENEFICIAL OWNERSHIP       CLASS
        --------------                 -------------------             --------------------     ----------
Class B Common Stock                      Leonard Miller                       9,897,930(1)       92.09%
                                          23 Star Island
                                      Miami Beach, FL 33139
Common Stock                          Cohen & Steers Capital                   3,063,100(2)       12.30%
                                         Management, Inc.
                                         757 Third Avenue
                                        New York, NY 10017
Common Stock                      Wellington Management Co., LLP               2,265,500(2)        9.10%
                                         75 State Street
                                         Boston, MA 02109
Common Stock                       Eagle Asset Management, Inc.                1,972,673(2)        7.92%
                                       880 Carillon Parkway
                                     St. Petersburg, FL 33716
Common Stock                           Goldman, Sachs & Co.                    1,437,200(2)        5.77%
                                  The Goldman Sachs Group, L.P.
                                         85 Broad Street
                                        New York, NY 10004

---------------

(1) Leonard Miller's shares are owned by two limited partnerships. A corporation wholly-owned by Mr. Miller is the sole general partner of those partnerships. The limited partners consist of Mr. Miller, his wife and a trust of which Mr. Miller is the primary beneficiary. This does not include 30,000 shares of Class B Common Stock owned by Miller Family Foundation, Inc., a charitable foundation of which Mr. Miller is the President.
(2) Based on information contained in Schedule 13G's.

     On February 17, 1999, The Depository Trust Company owned of record 24,566,442 shares of Common Stock, constituting 98.64% of the outstanding Common Stock and 776,670 shares of Class B Common Stock, constituting 7.23% of the outstanding Class B Common Stock. The Company understands those shares were held beneficially for members of the New York Stock Exchange, some of whom may in turn have been holding shares beneficially for customers.

     The directors and executive officers beneficially owned the following voting securities of the Company on January 28, 1999:

                                                            AMOUNT AND
                                                            NATURE OF
                                                            BENEFICIAL             PERCENT OF
NAME OF BENEFICIAL OWNER        TITLE OF CLASS             OWNERSHIP(1)              CLASS
------------------------        --------------             ------------            ----------
Leonard Miller              Class B Common Stock            9,897,930(2)(3)         92.09 %
                            Common Stock                       10,267                (8)
Brian L. Bilzin             Common Stock                       13,820(4)             (8)
Sue M. Cobb                 Common Stock                       30,000(5)             (8)
Carlos M. de la Cruz        Common Stock                      220,000                (8)
Stuart A. Miller            Common Stock                      165,924(3)             (8)
Steven J. Saiontz           Common Stock                      175,085(3)(6)          (8)
Jeffrey P. Krasnoff         Common Stock                       53,482                (8)
Mark A. Griffith            Common Stock                       14,084(7)             (8)
David G. Levin              Common Stock                       12,206                (8)
David O. Team               Common Stock                        8,008                (8)
Directors and Executive     Class B Common Stock            9,897,930               92.09 %
  Officers as a Group       Common Stock                      744,938               2.99  %
  (18 persons)

---------------

(1) Includes currently exercisable stock options and stock options which become exercisable within sixty days after January 28, 1999 as follows: Stuart A. Miller (89,101), Steven J. Saiontz (73,437), Jeffrey P. Krasnoff (50,295), Mark A. Griffith (11,718), David G. Levin (8,429), David O. Team (7,608) and all directors and executive officers as a group (277,376). Also includes shares held by the Company's Employee Stock Ownership/401(k) Plan for the accounts of the named persons. Additional information about those shares is contained in Note (2) to the Summary Compensation Table.
(2) Leonard Miller's shares are owned by two limited partnerships. A corporation wholly-owned by Mr. Miller is the sole general partner of those partnerships. The limited partners consist of Mr. Miller, his wife and a trust of which Mr. Miller is the primary beneficiary. This does not include 30,000 shares of Class B Common Stock owned by Miller Family Foundation, Inc., a charitable foundation of which Mr. Miller is the President.
(3) Stuart Miller is the trustee, and Stuart Miller and Mr. Saiontz's wife are beneficiaries, of a trust which holds limited partnership interests in a partnership which owns 5,500,000 shares of Class B Common Stock. Because Leonard Miller is the principal beneficiary of the trust and owns the corporation which is the sole general partner of the partnership, Leonard Miller is shown as the beneficial owner of the 5,500,000 shares and neither Stuart Miller nor Mr. Saiontz is shown as a beneficial owner of those shares.
(4) Includes 415 shares owned by Mr. Bilzin's wife as to which he has no voting or investment power and 1,405 shares owned by Mr. Bilzin's sons as to which he has no voting or investment power and as to which he disclaims beneficial ownership.
(5) Does not include 30,000 shares owned by a family limited partnership in which Ms. Cobb has approximately a 19% limited partnership interest and in which her husband has approximately a 78% limited partnership interest. A corporation wholly-owned by Ms. Cobb's husband is the sole general partner of the partnership. Ms. Cobb does not have voting or investment power with respect to these shares.
(6) Does not include 9,000 shares held in a trust for Mr. Saiontz's wife.
(7) Includes five shares owned by Mr. Griffith's son as to which he shares voting and investment power.
(8) Less than 1%.

     Because each outstanding share of Class B Common Stock is entitled to ten votes, Leonard Miller, through family partnerships, will be entitled to 98,989,567 votes, which will be 74.77% of the combined votes which may be cast by all the holders of Common Stock and Class B Common Stock, and all directors and officers as a group will be entitled to 99,446,862 votes, which will be 75.12% of the combined votes which may be cast by all the holders of Common Stock and Class B Common Stock as of the record date.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Compliance with Section 16(a) of the Exchange Act requires the Company's directors, executive officers, and persons owning more than 10% of the Company's Common Stock to file with the SEC and New York Stock Exchange initial reports of ownership of Common Stock and other equity securities of the Company on Form 3 and reports of changes in such ownership on Forms 4 or 5. Directors, executive officers and persons owning more than 10% of the Company's Common Stock are required to furnish the Company with copies of all Section 16(a) reports they file.

     To the Company's knowledge, based solely on a review of the copies of the reports furnished to the Company and written representations that no other reports were required during the fiscal year ended November 30, 1998, none of the Company's directors, executive officers or more than 10% stockholders failed to file on a timely basis a report required by Section 16(a).

                             ELECTION OF DIRECTORS

     The following persons will be nominated to serve as directors until the next Annual Meeting of Stockholders:

                                                                                             TERM
NAME OF DIRECTOR                         AGE             DIRECTOR SINCE                     EXPIRES
----------------                         ---             --------------                     -------
Leonard Miller (1)                       66              June 1997                            1999
Stuart A. Miller (1)                     41              June 1997                            1999
Steven J. Saiontz (1)                    40              June 1997                            1999
Sue M. Cobb                              61              October 1997                         1999
Carlos M. de la Cruz                     57              October 1997                         1999
Brian L. Bilzin                          53              December 1997                        1999
Jeffrey P. Krasnoff                      43              December 1997                        1999

---------------

(1) Executive Committee member.

     Leonard Miller is the Chairman of the Board of Lennar Corporation ("Lennar"). He was one of the founders of Lennar and from the time Lennar was founded in 1969 until April 1997, Mr. Miller was the President and Chief Executive Officer of Lennar. Mr. Miller is the Chairman of the Board of Trustees of the University of Miami, Chairman of South Florida Annenberg Challenge and a Director of Union Bank of Florida. Mr. Miller is the father of Stuart Miller and the father-in-law of Steven Saiontz.

     Stuart A. Miller is the Chairman of the Board of LNR. Mr. Miller became the Chairman of the Board of LNR when it was formed in June 1997. Mr. Miller has been the President and Chief Executive Officer of Lennar since April 1997. For more than five years prior to April 1997, Mr. Miller was a vice president of Lennar and held various executive positions with Lennar subsidiaries, including being the president of its principal homebuilding subsidiary from December 1991 to April 1997 and the president of its principal real estate investment and management division (the predecessor to a substantial portion of the Company's business) from April 1995 to April 1997. Mr. Miller is currently a Director of Lennar. He is the son of Leonard Miller and the brother-in-law of Steven Saiontz.

     Steven J. Saiontz is the Chief Executive Officer of LNR. Mr. Saiontz became the Chief Executive Officer and a Director of LNR when it was formed in June 1997. For more than five years prior to that, he was the president of Lennar Financial Services, Inc., a wholly-owned subsidiary of Lennar. Mr. Saiontz is currently a Director of Lennar. He is the brother-in-law of Stuart A. Miller and the son-in-law of Leonard Miller.

     Sue M. Cobb is, and for more than five years has been, Managing Director and General Counsel of Cobb Partners, Inc. and affiliated companies, a privately owned group of companies involved in investments, real estate and resort development. She was the founding partner of the Public Finance Department in the law firm of Greenberg, Traurig, Hoffman, Lipoff, Rosen & Quentel, P.A., with which she was affiliated from 1978 until early 1998. From 1993 to 1996, she was also Vice President and General Counsel of Pan American World Airways, Inc. She is currently the interim Secretary of the Department of Lottery for the State of Florida. Ms. Cobb is also a Director of Kirkwood Associates, Inc., a closely held ski and summer resort company headquartered in Kirkwood, California. From 1982 to 1988, she was a member of the Board of Directors of the Federal Reserve Bank of Atlanta, Miami Branch, and served three terms as Chairman of that Board.

     Carlos M. de la Cruz is, and for more than five years has been, the Chairman of the Board of Eagle Brands, Inc. (a beverage wholesaler), Coca-Cola Puerto Rico Bottlers and the Miami Honda, Central Hyundai, Sunshine Ford and Central Kia automobile dealerships.

     Brian L. Bilzin is, and since February 1, 1998 has been, a partner in the law firm of Bilzin Sumberg Dunn Price & Axelrod LLC. For more than five years prior to February 1, 1998, Mr. Bilzin was a partner in Rubin Baum Levin Constant Friedman & Bilzin, a law firm.

     Jeffrey P. Krasnoff is the President of LNR. Mr. Krasnoff became the President of LNR when it was formed in June 1997 and became a Director of LNR in December 1997. From 1987 until June 1997, he was a vice president of Lennar. From 1990 until he became the President of LNR, Mr. Krasnoff was involved almost entirely in Lennar's real estate investment and management division (the predecessor to a substantial portion of the Company's business).

  THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF THE ABOVE NAMED
                             NOMINEES AS DIRECTORS.

                COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

     The following table sets forth the annual compensation, long-term compensation and all other compensation for the Company's Chief Executive Officer and for the five additional executive officers who together comprised the six highest paid executive officers of the Company for the year ended November 30, 1998:

                           SUMMARY COMPENSATION TABLE

                                             ANNUAL COMPENSATION            LONG-TERM COMPENSATION
                                             --------------------   --------------------------------------
                                                                             AWARDS              PAYOUTS
                                                                    -------------------------   ----------
                                                                     RESTRICTED
                                                                       STOCK       SECURITIES      LTIP           ALL OTHER
                                             SALARY(1)   BONUS(1)   AWARDS(1)(2)   UNDERLYING   PAYOUTS(1)   COMPENSATION (1) (4)
    NAME AND PRINCIPAL POSITION       YEAR      ($)        ($)          ($)         OPTIONS        ($)               ($)
------------------------------------  ----   ---------   --------   ------------   ----------   ----------   --------------------
Stuart A. Miller                      1998    200,000    304,800           0(3)           0            0                0
  Chairman of the Board               1997     16,667          0           0(3)     100,000            0              248
Steven J. Saiontz                     1998    510,000    609,600       1,600              0            0            4,045
  Chief Executive Officer             1997     17,400          0         133        389,083            0              418
Jeffrey P. Krasnoff                   1998    402,000    304,800       1,600              0      165,700            4,260
  President                           1997     13,800    340,300         133        273,988      102,200              426
David G. Levin                        1998    175,000    263,300       1,600              0       90,000            4,260
  Vice President                      1997      8,800    208,800         133        102,128       60,300              152
Mark A. Griffith                      1998    175,000    227,000       1,600              0       69,200            2,610
  Vice President                      1997      9,300    169,000         133         98,018       37,600              232
David O. Team                         1998    200,000    213,300       1,600              0       29,600            4,260
  Vice President                      1997     11,250    158,800         133         87,331            0              262

---------------

(1) The salary, restricted stock awards and LTIP payout amounts shown for 1998 reflect compensation earned by the named officer for the twelve months ended November 30, 1998. The bonus amounts shown for 1998 reflect compensation earned by the named officer for the twelve months ended November 30, 1998 but not yet paid. Payment of such amount is conditioned on the officer's continuing to be employed by the Company in April 1999. The salary, restricted stock awards and all other compensation shown for 1997 reflect only one month, as compensation for the other eleven months was from Lennar. The bonus and LTIP payouts shown for 1997 include the full year as the amounts were paid by LNR, with the exception of Stuart A. Miller and Steven
    J. Saiontz, each of whose bonus was paid by Lennar in its entirety.
(2) At November 30, 1998, a total of 17,320 restricted shares of Common Stock, with an aggregate market value of $337,740 on that day, were held in employees' accounts under the Company's Employee Stock Ownership/401(k) Plan. All shares in the accounts of employees with more than five years service are vested (15,743 shares of Common Stock at November 30, 1998). Shares in the accounts of other employees become vested when and if the employees attain five years of service. Holders of both vested and non-vested shares are entitled to the dividends on the shares. The restricted shares outstanding on November 30, 1998 included 2,264 shares of Common Stock in Steven J. Saiontz's account (with a market value on that day of $44,148), 316 shares of Common Stock in Jeffrey P. Krasnoff's account (with a market value on that day of $6,162), 277 shares of Common Stock in David G. Levin's account (with a market value on that day of $5,402), 266 shares of Common Stock in Mark A. Griffith's account (with a market value on that day of $5,187) and zero shares in David O. Team's account. All shares held in these officers' accounts were vested. Pursuant to an amendment to the plan, effective January 1, 1999, all shares held in employees' accounts under the plan became fully vested for employees employed by the Company on December 31, 1998.

(3) Stuart A. Miller does not participate in the Company's Employee Stock Ownership/401(k) Plan.
(4) Consisting of (1) matching payments by LNR under the 401(k) aspect of its Employee Stock Ownership/401(k) Plan and (2) term life insurance premium and long term disability insurance premium payments, made by the Company for 1998 and for the month of November for 1997 as follows:

                                                                                                 LONG TERM
                                                                            TERM LIFE            DISABILITY
                                                 401(K) MATCH               INSURANCE            INSURANCE
                                                      ($)                      ($)                  ($)
                                              -------------------      --------------------      ----------
     Stuart A. Miller           1998                     0(3)                     0                   0
                                1997                     0(3)                   200                  48
     Steven J. Saiontz          1998                 2,285                    1,260                 500
                                1997                   200                      184                  34
     Jeffrey P. Krasnoff        1998                 2,500                    1,260                 500
                                1997                   200                      184                  42
     David G. Levin             1998                 2,500                    1,260                 500
                                1997                     0                      108                  42
     Mark A. Griffith           1998                   850                    1,260                 500
                                1997                    67                      117                  42
     David O. Team              1998                 2,500                    1,260                 500
                                1997                   100                      120                  42

     Directors who are not employees of the Company are paid annual fees of $10,000 plus $2,500 for each board meeting attended in person and $500 for each telephonic board meeting. If there is a committee meeting on a day that does not include a full board meeting, the fee is $500 for that day. On the day of each Annual Meeting of Stockholders, each outside director is granted an option to purchase 1,000 shares of Common Stock at the market price on that day. Each option becomes exercisable on the one year anniversary of the grant date and expires on the third anniversary of the grant date. Upon the death or disability of an optionee, the option is exercisable up to six months after the death or disability. Upon resignation or retirement of a director, the option terminates. Leonard Miller receives an annual fee of $200,000 for serving as Chairman of the Executive Committee of the Board. Directors who are employees of the Company receive no additional remuneration for services as directors.

     Brian L. Bilzin is a partner in the law firm of Bilzin Sumberg Dunn Price & Axelrod LLC, which firm was retained by the Company during the fiscal year ended November 30, 1998 and received fees during that year totalling $1,568,851. The Company expects to retain this law firm again during the current fiscal year. Until February 1, 1998, Mr. Bilzin was a partner in the law firm of Rubin Baum Levin Constant Friedman & Bilzin, which firm was retained by the Company during the fiscal year ended November 30, 1998.

     In the fiscal year ended November 30, 1998, the Company paid a fee of approximately $304,688 to David G. Levin's brother for acting as an advisor to the Company in connection with the sale of properties located in Des Plaines, IL, Mission Viejo, CA and Orlando, FL.

     The following table sets forth information about sums awarded to four of the six highest paid officers of the Company for the year ended November 30, 1998 under long term incentive arrangements:

                      LONG-TERM INCENTIVE PLANS -- AWARDS
                              IN LAST FISCAL YEAR

                                                           ESTIMATED FUTURE PAYOUTS
                                                   -----------------------------------------
                                    PERIOD UNTIL     THRESHOLD          TARGET       MAXIMUM
NAME                                   PAYOUT            $                $           $(1)
----                                ------------   --------------   --------------   -------
Jeffrey P. Krasnoff                  1-5 Years     Not Applicable   Not Applicable   304,800
David G. Levin                       1-5 Years     Not Applicable   Not Applicable   263,300
Mark A. Griffith                     1-5 Years     Not Applicable   Not Applicable   227,000
David O. Team                        1-5 Years     Not Applicable   Not Applicable   213,300

---------------

(1) This amount is payable in five equal annual installments conditioned on the officer's continuing to be employed by the Company.

     There were no stock options granted to the Chief Executive Officer or to the five additional highest paid executive officers of the Company for the fiscal year ended November 30, 1998.

     The following table sets forth certain information with regard to the aggregate option/SAR exercises in the fiscal year ended November 30, 1998 and option/SAR values as of the end of that year for the Chief Executive Officer and the five other highest compensated executive officers of the Company:

            AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND
                       FISCAL YEAR-END OPTION/SAR VALUES

                                                                                                 VALUE OF
                                                                            NUMBER OF          UNEXERCISED
                                                                           UNEXERCISED         IN-THE-MONEY
                                                                           OPTIONS/SARs        OPTIONS/SARs
                                                                            AT FISCAL           AT FISCAL
                                                                           YEAR-END(1)         YEAR-END(2)
                                                SHARES                   ----------------    ----------------
                                              ACQUIRED ON     VALUE      EXERCISABLE(E)/     EXERCISABLE(E)/
NAME                                           EXERCISE      REALIZED    UNEXERCISABLE(U)    UNEXERCISABLE(U)
----                                          -----------    --------    ----------------    ----------------
Stuart A. Miller                                   0            $0              10,000(E)     $          0(E)
  Chairman of the Board(3)                                                      90,000(U)     $          0(U)
Steven J. Saiontz                                  0            $0              73,437(E)     $    829,342(E)
  Chief Executive Officer                                                      315,646(U)     $  2,105,226(U)
Jeffrey P. Krasnoff                                0            $0              45,896(E)     $    328,879(E)
  President                                                                    228,092(U)     $    610,768(U)
David G. Levin                                     0            $0               9,143(E)     $     12,781(E)
  Vice President                                                                92,985(U)     $    199,753(U)
Mark A. Griffith                                   0            $0              12,432(E)     $     39,665(E)
  Vice President                                                                85,586(U)     $    150,513(U)
David O. Team                                      0            $0               8,733(E)     $      7,114(E)
  Vice President                                                                78,598(U)     $     64,035(U)

---------------

(1) In December 1998, the Company provided employees with the opportunity to surrender some or all of their stock options in exchange for options with a lower exercise price relating to 70% of the number of shares which were subject to the surrendered options. The information for unexercised options, giving effect to exchanges by the individuals listed above, and the value of those unexercised in-the-money options based on the difference between the exercise prices and the last reported sales price of the Common Stock on November 30, 1998, were: Jeffrey
    P. Krasnoff 42,896 (E) 201,092 (U) shares, $344,192 (E) $748,581(U) value;
    David G. Levin 8,018(E) 82,860(U) shares, $18,523(E) $251,433(U) value; Mark
    A. Griffith 11,307(E) 75,461(U) shares, $45,407(E) $202,193(U) value and
    David O. Team 7,608(E) 68,473(U) shares, $12,856(E) $115,715 (U) value.
    Steven J. Saiontz and Stuart A. Miller elected not to surrender any of their stock options.
(2) Based upon the difference between the exercise price of the options/SARs and the last reported sale price of the Common Stock on November 30, 1998.
(3) In addition, Mr. Miller holds options granted by Lennar before the spin-off with regard to 382,000 shares of its common stock. As a result of the spin-off, when Mr. Miller exercises those options, he will be entitled to receive, in addition to Lennar stock, one share of Common Stock of the Company for each share of Lennar stock as to which the options are exercised.

INFORMATION REGARDING THE BOARD OF DIRECTORS

     The Board has established Audit and Compensation Committees. It does not have a Nominating Committee.

     The Audit Committee consists of Ms. Sue M. Cobb and Mr. Carlos M. de la Cruz. This Committee met three times in fiscal 1998. Its principal functions are: recommending to the full Board the engagement of independent auditors for the ensuing year, reviewing the scope of non-audit services performed for the Company by the independent auditors, reviewing the independent auditors' recommendations for improvements of internal controls and reviewing the plans, reports and staffing of the Company's Internal Audit Department.

     The Compensation Committee consists of Messrs. Leonard Miller and Brian Bilzin. This Committee did not meet in fiscal 1998. (See Compensation Committee Report below.) Its principal functions are: recommending to the full Board compensation arrangements for senior management and recommending to the full Board the adoption and implementation of compensation and incentive plans. In addition, there is an Officers and Directors Stock Option Committee, consisting of Ms. Sue M. Cobb and Mr. Carlos M. de la Cruz, and a Stock Option Committee, consisting of Messrs. Stuart A. Miller, Leonard Miller and Jeffrey P. Krasnoff, which approve grants of stock options and SARs under the Company's stock option plan, set the terms of these options and SARs and administer the stock option plan.

     The Company's by-laws require that any significant transactions it has with Lennar or its subsidiaries, including significant decisions regarding Lennar Land Partners (of which the Company and Lennar each own 50%), be approved by an Independent Directors Committee, which consists entirely of members of the Board who are not directors, officers or employees of Lennar. The members of the Independent Directors Committee are Ms. Sue M. Cobb and Messrs. Carlos M. de la Cruz and Brian L. Bilzin.

     The Board normally holds meetings quarterly, but holds additional special meetings when required. During fiscal 1998, the Board met seven times. Each director attended more than three-fourths of the total number of meetings of the Board which were held while he or she was a director and at least three-fourths of the total number of meetings of all committees of the Board on which he or she served.

                         COMPENSATION COMMITTEE REPORT

     Before Lennar distributed the stock of the Company to its stockholders (and therefore, while the Company was a wholly-owned subsidiary of Lennar), Lennar's Compensation Committee fixed the compensation of the executive officers of the Company for the year ending November 30, 1998. It did that because the Company would have two new directors who would not take office until the distribution of the Company's stock was completed, and would not be familiar with the executive officers of the Company. Therefore, it seemed appropriate for Lennar's Compensation Committee to review the recommended compensation of the Company's executive officers, subject possibly to subsequent review by the Company's Board of Directors.

     Lennar's Compensation Committee discussed the proposed compensation and award of stock options to Steven J. Saiontz, the Chief Executive Officer of the Company, and Jeffrey P. Krasnoff, the President of the Company. It noted that, although Mr. Saiontz is the Chief Executive Officer of the Company, he has principal responsibility for a portion of the Company's operations and Mr. Krasnoff has principal responsibility for the other portion of the Company's operations, and, therefore, their levels of responsibility are in some respects equivalent. Lennar's Compensation Committee also noted that Mr. Saiontz and Mr. Krasnoff would be responsible for the initial adjustment of the Company to being a publicly owned company and for overseeing, with the assistance of Stuart A. Miller (who is Lennar's chief executive officer and the Chairman of the Board of the Company), the initial activity of the Company and its subsidiaries as a separate corporate group. Lennar's Compensation Committee also was informed that there would be a recommendation to the Company's Board of Directors that Mr. Saiontz and Mr. Krasnoff each receive options to purchase 200,000 shares of the Company's Common Stock, in addition to receiving Company stock options to replace the Lennar stock options they held. The Company's Board of Directors (which, at the time, consisted entirely of officers or employees of Lennar or its subsidiaries) subsequently approved the grant of options to purchase 200,000 shares to each of Mr. Saiontz and Mr. Krasnoff.

     Lennar's Compensation Committee reviewed a compilation of information about compensation of senior officers of other real estate investment and asset management companies. It noted that, while there was a wide variation in the compensation of senior officers of companies shown in the compilation, the proposed compensation of Messrs. Saiontz and Krasnoff would be less than that of the most senior officers of the company included in the compilation which was most similar to the Company. It then determined that for the year ending November 30, 1998, Mr. Saiontz would be paid a base salary of $500,000 plus a bonus equal to 0.50% of the consolidated net income of the Company and its subsidiaries, before income taxes, and Mr. Krasnoff would be paid a base salary of $400,000 plus a bonus equal to 0.50% of the consolidated net income of the Company and its subsidiaries, before income taxes, during that year.

     Lennar's Compensation Committee then reviewed recommendations for salary and bonuses for other executive officers of the Company and its subsidiaries, and approved the recommended compensation for the year ending November 30, 1998 of executive officers of the Company in addition to Mr. Saiontz and Mr. Krasnoff. That included compensation to Stuart A. Miller for serving as Chairman of the Board of the Company, to which he is expected to devote approximately 25% of his working time, of $200,000 plus a bonus equal to 0.25% of the consolidated net income of the Company and its subsidiaries, before income taxes, during that year.

                                          LEONARD MILLER
                                          BRIAN BILZIN

                               PERFORMANCE GRAPH

     The following graph compares the one year cumulative total return of the Company's Common Stock, assuming reinvestment of dividends, with the Standard and Poors 500 Index, Russell 2000 Index, and the Company's Peer Group which includes Amresco, Criimi Mae and Ocwen:

                    COMPARISON OF CUMULATIVE TOTAL RETURN(1)
                        12/1/97 - 11/30/98, FYE 11/30/98
                                (12/1/97 = 100)
PERFORMANCE GRAPH

                                          LNR
                                        PROPERTY          S&P 500         RUSSELL 2000
         MEASUREMENT PERIOD(1)         CORPORATION          INDEX             INDEX           PEER GROUP
12/1/97                                          100               100               100               100
1/26/98                                           97                98                97                97
3/30/98                                          104               113               110               114
6/1/98                                           107               113               105               108
7/27/98                                           96               119               101               106
9/28/98                                           76               109                86                44
11/30/98                                          81               121                93                36

(1) The Cumulative Total Return is based on the Company's first fiscal year of operations since the spin-off on October 31, 1997.

                                 OTHER MATTERS

     The Company's management knows of no matters, other than the foregoing, which will be presented for action at the meeting. If any other matters properly come before the meeting, or any adjournments, the person or persons voting the management proxies will vote them in accordance with their best judgment.

AUDITORS

     Deloitte & Touche LLP audited the Company's financial statements for the year ended November 30, 1998. Representatives of that firm are expected to be present at the Annual Meeting of Stockholders to answer questions. They will be given an opportunity to make a statement if they wish to do so.

     The Board of Directors has not at this time selected an accounting firm to audit the Company's financial statements for the year ending November 30, 1999. The selection will be discussed at meetings of the Audit Committee and of the Board of Directors to be held after the Company's April 14, 1999 Annual Meeting.

STOCKHOLDERS' PROPOSALS FOR NEXT YEAR'S ANNUAL MEETING

     Proposals which stockholders wish included in next year's Proxy Statement must be received at the Company's principal executive offices at Seven Hundred Sixty N.W. 107th Avenue, Miami, Florida 33172 no later than November 16, 1999.

                                          By Order of the Board of Directors

                                          MICHELLE R. SIMON
                                            Secretary
  Dated: March 16, 1999

                                                                      Appendix A

                                  DETACH HERE

                                     PROXY

                        [LNR PROPERTY CORPORATION LOGO]


                             760 N.W. 107TH AVENUE
                              MIAMI, FLORIDA 33172

                         PROXY FOR 1999 ANNUAL MEETING
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

  The undersigned stockholder of LNR PROPERTY CORPORATION hereby appoints
Stuart A. Miller and Michelle R. Simon, or any one or more of them present, with full power of substitution, as attorneys and proxies of the undersigned to appear at the Annual Meeting of Stockholders of LNR PROPERTY CORPORATION to be held at the Doral Park Golf and Country Club, 5001 N.W. 104th Avenue, Miami, Florida on Wednesday, April 14, 1999, and at any and all adjournments thereof, and there to act for the undersigned and vote all shares of Common Stock of LNR PROPERTY CORPORATION standing in the name of the undersigned, with all the powers the undersigned would possess if personally present at the meeting, as follows on the reverse side.


                                                              [SEE REVERSE SIDE]
                  (CONTINUED AND TO BE SIGNED ON REVERSE SIDE)

                                  DETACH HERE


    PLEASE MARK
[X] VOTES AS IN
    THIS EXAMPLE


THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS. THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ALL THE LISTED NOMINEES FOR ELECTION OF DIRECTORS AND FOR ALL OF THE OTHER PROPOSALS.

1. ELECTION OF DIRECTORS:

   NOMINEES:  Leonard Miller, Stuart A. Miller, Steven J. Saiontz, Sue M. Cobb,
              Carlos M. de la Cruz, Brian L. Bilzin and Jeffrey P. Krasnoff

                    FOR                 WITHHELD
              [ ]   ALL             [ ] FROM ALL
                  NOMINEES              NOMINEES

[ ]________________________________________________
     For all nominees except as noted above


2. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.


MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT                       [ ]


PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY, USING THE ENCLOSED ENVELOPE.

Please sign exactly as name appears at left.

When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by an authorized person.


Signature:_________________Date:________Signature:_________________Date:________

                                                                      Appendix B

                                  DETACH HERE


                                     PROXY

                        [LNR PROPERTY CORPORATION LOGO]


                             760 N.W. 107TH AVENUE
                              MIAMI, FLORIDA 33172

                         PROXY FOR 1999 ANNUAL MEETING
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


    The undersigned stockholder of LNR PROPERTY CORPORATION hereby appoints Stuart A. Miller and Michelle R. Simon, or any one or more of them present, with full power of substitution, as attorneys and proxies of the undersigned to appear at the Annual Meeting of Stockholders of LNR PROPERTY CORPORATION to be held at the Doral Park Golf and Country Club, 5001 N.W. 104th Avenue, Miami, Florida on Wednesday, April 14, 1999, and at any and all adjournments thereof, and there to act for the undersigned and vote all shares of Class B Common Stock of LNR PROPERTY CORPORATION standing in the name of the undersigned, with all the powers the undersigned would possess if personally present at the meeting, as follows on the reverse side.

                                                              [SEE REVERSE SIDE]
                  (CONTINUED AND TO BE SIGNED ON REVERSE SIDE)

                                  DETACH HERE


    PLEASE MARK
[X] VOTES AS IN
    THIS EXAMPLE


THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS. THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ALL THE LISTED NOMINEES FOR ELECTION OF DIRECTORS AND FOR ALL OF THE OTHER PROPOSALS.

1. ELECTION OF DIRECTORS:

   NOMINEES:  Leonard Miller, Stuart A. Miller, Steven J. Saiontz, Sue M. Cobb,
              Carlos M. de la Cruz, Brian L. Bilzin and Jeffrey P. Krasnoff

                    FOR                 WITHHELD
              [ ]   ALL             [ ] FROM ALL
                  NOMINEES              NOMINEES

[ ]________________________________________________
     For all nominees except as noted above

2. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.


MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT                       [ ]


PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY, USING THE ENCLOSED ENVELOPE.

Please sign exactly as name appears at left.

When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by an authorized person.


Signature:_________________Date:________Signature:_________________Date:________